American Wagering to Acquire
Sturgeon’s Inn & Casino

LAS VEGAS, June 21, 2005 / PRNewswire - American Wagering, Inc. (OTC Bulletin Board: BETM) (the “Company”) today announced that AWI Gaming, Inc. (“AWIG”), a wholly owned subsidiary of the Company, has entered into a definitive agreement to purchase Sturgeon’s Inn & Casino (“Sturgeon’s”).

Sturgeon’s is a full service hotel, casino and restaurant operation located adjacent to Interstate 80 in Lovelock, Nevada (approximately 90 miles east of Reno, Nevada). The facility contains over 65,000 square feet including the following:

▪	Casino area with 120 gaming devices, bar, cashier’s cage, count rooms, vault area, video arcade, lounge area and public restrooms.

▪	Restaurant area with total seating of 118, full kitchen, dish wash area, private dining or meeting area, storage areas and cashier’s counter.

▪	Motel with 74 units, covered porte-cochere, registration desk and lobby, indoor swimming pool, housekeeping and storage areas, laundry room and manager’s apartment.

▪	Banquet room known as the “Center Club” with stage, light and sound equipment, chairs, tables and storage areas.

The main facility is located on 3.580 acres, which includes the above facilities plus paved public parking. Adjacent to the main parcel is a gravel parking lot of 0.432 acres, bringing the total land area to 4.012 acres.

The Sturgeon’s acquisition is expected to be accretive to the Company’s operating results.

Victor Salerno, the Company’s CEO and President, said, “One of our core growth strategies has been to broaden our revenue base and diversify cash flows. To this end, the Company recently formed AWI Gaming to search out and acquire hotel/casino operations that we believe will be accretive to overall operating results. The acquisition of Sturgeon’s Inn & Casino meets these criteria and brings this established operation under the American Wagering umbrella, which we believe will benefit Sturgeon’s day-to-day operations and our shareholders.”

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly traded holding company that primarily operates through various wholly owned subsidiaries including, but not limited to, Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), AWI Manufacturing, Inc.

(“AWIM”), and AWI Gaming, Inc. (“AWIG”). Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, and AWIM is a Nevada Gaming Commission licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks. AWIG is a newly formed division with the goal of becoming the market leader in operating smaller hotel/casino properties.

WHERE THE READER CAN FIND MORE INFORMATION:

The Company is subject to the informational requirements of the Exchange Act and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C., 20549; please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, as an electronic filer, the Company's public filings are maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information; the address of that website is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Action of 1995 and other applicable securities laws that reflect the Company’s current views with respect to certain current/future events and financial performance. The Company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on such statements, which are based on current expectations. Such forward-looking statements are and will be, as the case may be, subject to risks, uncertainties and factors relating to the operations and business environments of the Company and its subsidiaries that may cause the actual results to differ materially from these forward-looking statements. The Company and its subsidiaries face risks related to their operations that include, but are not limited to, the following: the ability of the Company to obtain trade credit, shipments and terms with vendors and service providers; the Company's ability to maintain contracts and licenses that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, retain and compensate key executives; demand in the markets in which the Company operates; economic conditions; the effects of any hostilities or act of war or terrorist attack; labor costs; financing costs; the costs and availability of insurance, bonds and sureties; security-related costs; competitive pressures on pricing; weather conditions; government legislation and regulation; consumer perceptions of the Companies’ products; etc. Additional risks associated with the Company's business are detailed in its reports filed with the SEC on Form 10-KSB, Form 10-QSB, and Forms 8-K.

Contact:        Tim Lockinger, CFO
                       702-735-0101, ext. 412